WAIVER dated as of June 10, 2009 (this "Waiver"), to the Credit Agreement dated as of February 28, 2008, as amended and restated as of February 19, 2009 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TECHNITROL, INC., a Pennsylvania corporation (the "Company"), SUBSIDIARIES of the Company party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

Pulse Denmark ApS has entered into share purchase agreement, dated as of June 2, 2009, with Xilco A/S (the "Medtech Disposition Agreement"), pursuant to which the Company has agreed to sell its Medtech components business for $200,000,000, subject to working capital adjustment (such sale being referred to as the "Medtech Disposition").

In connection with the Medtech Disposition, the Company has requested a waiver to the Credit Agreement as set forth herein. The Required Lenders are willing to agree to such waiver on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Waiver. The Lenders party hereto hereby waive any Default or Event of Default arising under Section 7.11(a) of the Credit Agreement as a result of the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four consecutive fiscal quarters of the Company ending on June 26, 2009, determined on a consolidated basis in accordance with GAAP, being less than 2.00 to 1.00; provided that the effectiveness of such waiver shall be subject to the consummation of the Medtech Disposition, substantially on the terms set forth in the Medtech Disposition Agreement, on or prior to June 26, 2009.

SECTION 2. Representations and Warranties. The Company represents and warrants to the Agents, the Lenders and the L/C Issuers that:

(a) this Waiver has been duly and validly executed by the Company and constitutes the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally;

(b) all representation and warranties of each of the Borrowers contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date); and

(c) no Default has occurred and is continuing on the date hereof.

SECTION 3. Effectiveness. This Waiver shall become effective on the first date (the "Waiver Effective Date") on which each the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received:

        duly executed counterparts hereof that, when taken together, bear the authorized signatures of each of the Company, the Administrative Agent and the Required Lenders; and

        a certificate of the chief financial officer of the Company, dated the Waiver Effective Date, certifying that the representations and warranties set forth in Section 2 hereof (in each case, substituting all references therein to the "date hereof" with references to the "Waiver Effective Date") are true and correct as of the Waiver Effective Date; and

(b) the Administrative Agent shall have received reimbursement or payment of all out-of-pocket expenses incurred in connection with this Waiver and payable by the Company pursuant to the Credit Agreement.

SECTION 4. No Other Waivers. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Lenders and the L/C Issuers under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances. This Waiver shall apply and be effective only with respect to the provisions in the Credit Agreement specifically referred to herein. This Waiver shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents. On and after the Waiver Effective Date, any reference to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as modified hereby.

SECTION 5. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 7. Headings. The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the date first above written.

TECHNITROL, INC.

by: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: Sr. Vice President & CFO

JPMORGAN CHASE BANK, N.A., as Lender

and as Administrative Agent

by: /s/ Deborah R. Winkler

Name: Deborah R. Winkler

Title: Vice President

LENDER: Bank of America, N.A.

by: /s/ Michael Strigel

Name: Michael Strigel

Title: Vice President

by: __________________

Name:

Title:

LENDER: Bank of America, N.A.

Singapore Branch

by: /s/ Arthur Hu

Name: Arthur Hu

Title: Country Portfolio Manager

by: __________________

Name:

Title:

LENDER: Bank of China, New York Brance

by: /s/ William W. Smith

Name: William W. Smith

Title: Deputy General Manager

by: __________________

Name:

Title:

LENDER: The Bank of Nova Scotia

by: /s/ Ning Cai

Name: Ning Cai

Title: Director

by: __________________

Name:

Title:

LENDER: Citizens Bank of Pennsylvania

by: /s/ Carol Castle

Name: Carol Castle

Title: Senior Vice President

by: __________________

Name:

Title:

LENDER: COMERICA BANK

by: /s/ Liesl Eckardt

Name: Liesl Eckhardt

Title: Assistant Vice President

by: __________________

Name:

Title:

LENDER: Danske Bank A/S

by: /s/ Morten Olufsen

Name: Morten Olufsen

Title: Senior Client Executive

by: /s/ Merete Ryval-Christensen

Name: Merete Ryval- Christensen

Title: Senior Credit Administrator

LENDER: Landesbank Baden-Wurttemberg,

New York and / or Cayman Islands Branch

by: /s/ Francois Delangle

Name: Francois Delangle

Title: Vice President

by: /s/ Ralf Enders

Name: Ralf Enders

Title: Vice President